UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021 (September 30, 2021)

LUCKWEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187874	46-1660653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Cambridge Park Drive, Suite 301,Cambridge	MA 02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code +1 (617) 430 5222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2021, Luckwel Pharmaceuticals, Inc. (the “Company”) entered into a consultant agreement with Mr. Mark Corrao to provide certain financial-related services. Pursuant to the agreement, Mr. Corrao will receive a monthly base consulting fee of $2,000 based on an hourly rate of $275. He will be eligible for a performance cash bonus of 50% of the base consulting fee in the event the Company uplists onto the Nasdaq. Additionally, Mr. Corrao shall be entitled to an option to purchase 100,000 shares of the Company’s common stock by/before November 2021 pursuant to the Company’s Stock Option and Equity Incentive Plan, which shall vest one year thereafter provided (i) Mr. Corrao is still engaged as the Company’s consultant and (ii) the Company’s common stock has been approved to be uplisted on the Nasdaq. The initial term of Mr. Corrao’s engagement shall expire on March 31, 2022, and thereafter shall automatically renew for successive six-month terms unless terminated. If the Company terminates this agreement during the initial term without cause, the aforesaid performance cash bonus shall be paid and the option shall immediately vest.

The foregoing description of the principal terms of the consultant agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the consultant attached hereto as Exhibit 10.1, which are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consultant Agreement between Mr. Mark Corrao and the Company dated September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKWEL PHARMACEUTICALS INC.

Date: October 1, 2021		/s/ Kingrich Lee
	Name:	Kingrich Lee
	Title:	Chief Executive Officer and Chief Financial Officer